Exhibit 23
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to A. C. Moore Arts & Crafts, Inc. 401(k) Plan of our report dated June 25, 2008, with respect to the financial statements and supplementary schedules of the A. C. Moore Arts & Crafts, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ STOCKTON BATES, LLP
     Stockton Bates, LLP
Philadelphia, Pennsylvania
June 25, 2008